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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------


                                    FORM 8-K




    Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934



         Date of Report (Date of Earliest Event Reported): March 8, 2000




                              GENIUS PRODUCTS, INC.
             (Exact Name of Registrant as Specified in its Charter)


                           Commission File No. 0-27915


                                     NEVADA
                          (State or Other Jurisdiction
                                of Incorporation)
                                   88-0363979
                        (IRS Employer Identification No.)
                            11250 EL CAMINO REAL #100
                           SAN DIEGO, CALIFORNIA 92130
                    (Address of Principal Executive Offices)


                                 (858) 793-8840
                          (Registrant's Telephone No.)




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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


         The registrant has dismissed its former principal accountants, Kelly & Company of Newport Beach, California and engaged Cacciamatta Accountancy Corporation of Irvine, California, as its principal accountants. The engagement was made effective as of March 8, 2000.

         During the fiscal years of 1997 and 1998 of the registrant, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants would have caused them to make reference in connection with their report to the subject matter of the disagreements.

         The reports of the former principal accountants on the financial statements of the registrant for either of the past two years contained no adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 16, 2000         GENIUS PRODUCTS, INC.



                                By: /s/ Klaus Moeller
                                ------------------------------------------------
                                Name: Klaus Moeller,
                                Title: Chief Executive Officer and Sole Director